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                             NEUMAN & DRENNEN, LLC
                               Attorneys at Law
                              TEMPLE-BOWRON HOUSE
                               1507 PINE STREET                  Denver Office
                            BOULDER, COLORADO 80302   4643 South Ulster Street
                           Telephone: (303) 449-2100                     #1480
                           Facsimile: (303) 449-1045          Denver, CO 80237
Clifford L. Neuman, P.C.                                    Tel:(303) 221-4700
E-mail: clneuman@neuman.com                                Fax: (303) 488-3454


                                January 2, 2001


TopClick International, Inc.
7676 Hazard Center Drive
Office 10, 5th Floor
San Diego, California 92108

     Re:  S.E.C. Registration Statement on Form S-8

Ladies and Gentlemen:

     We hereby consent to the inclusion of our opinion regarding the legality of the securities being registered by the Registration Statement to be filed with the United Stated Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, by TopClick International, Inc., a Delaware corporation, (the "Company") in connection with the offering of up to 125,000 shares of its Common Stock, $.001 par value, as proposed and more fully described in such Registration Statement.

     We further consent to the reference in such Registration Statement to our having given such opinions.

                              Sincerely,


                              /s/ Clifford L. Neuman
                              ------------------------------
                              Clifford L. Neuman

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